                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Laclede Steel Company
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)



- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                             LACLEDE STEEL COMPANY

                            ONE METROPOLITAN SQUARE
                           ST. LOUIS, MISSOURI 63102

                            NOTICE OF ANNUAL MEETING

                                                                   April 5, 1996

To the Stockholders:

     The annual meeting of stockholders of LACLEDE STEEL COMPANY (the "Company") will be held at the Metropolitan Square Building, 40th Floor, 211 North Broadway, in the City of St. Louis, State of Missouri, on Wednesday, May 22, 1996, at 9:00 a.m., Central Daylight Time, for the purpose of considering and acting upon:

     (1) The election of nine (9) directors; and

     (2) Any other matters which may properly come before the meeting or any adjournment thereof.

                                          MICHAEL H. LANE

                                          Secretary

YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                             LACLEDE STEEL COMPANY
                            ONE METROPOLITAN SQUARE
                           ST. LOUIS, MISSOURI 63102

                                PROXY STATEMENT

To the Stockholders of
  LACLEDE STEEL COMPANY

     The accompanying proxy is solicited by the Board of Directors of Laclede Steel Company (the "Company") for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the Metropolitan Square Building, 40th Floor, 211 North Broadway, St. Louis, Missouri 63102, on Wednesday, May 22, 1996, at 9:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof. This proxy statement and accompanying proxy are first being sent or given to stockholders of the Company on or about Apri1 5, 1996.

                           VOTING RIGHTS AND PROXIES

     The Board of Directors has fixed the close of business on March 25, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting. As of the close of business on said record date, the only stock of the Company outstanding consisted of 4,056,140 shares of Common Stock, $13.33 par value. With respect to the election of directors at the Meeting, each stockholder will have cumulative voting rights. That is, each stockholder will be entitled to as many votes as equal the number of shares held by him multiplied by the number of directors to be elected. Thus, since nine (9) directors are to be elected, each stockholder may cast nine (9) votes for each share held by him, and he may cast all such votes for one nominee or distribute them among any two or more nominees as the stockholder sees fit. Unless contrary instructions are given on the proxy card, if a stockholder votes "FOR" all nominees for director, the proxies will allocate the stockholder's votes, in their discretion, among all nominees; and if a stockholder withholds authority to vote for any nominees for director, the proxies will allocate the stockholder's votes, in their discretion, among the nominees except those for whom the stockholder withholds authority to vote. With respect to matters other than the election of directors brought before the Meeting and requiring a vote of the stockholders, each stockholder will be entitled to one vote for each share held; there will be no cumulative voting except in the election of directors.

     A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors, since nine directors are to be elected, the nine nominees receiving the largest number of affirmative votes will be deemed elected; therefore, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect. With regard to any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies that are marked "withhold authority" or "abstain" with respect to any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will be treated as shares represented at the meeting as to any matter for which a non-vote is indicated on the broker's proxy.

     Any stockholder executing the proxy hereby solicited has the power to revoke the same at any time prior to the exercise of the authority conferred thereby. Revocation may be made effective by giving written notice to the Secretary of the Company at any time before the exercise of the proxy, by signing and delivering to the Secretary prior to the Meeting a later-dated proxy, or by attending the Meeting and voting the shares of stock in person. Attendance at the Meeting will not in and of itself revoke a previously signed and returned proxy. Unless revoked, each proxy will be voted in the manner indicated thereon.

     As of the date of mailing of this Proxy Statement, management is not aware of any other matters, other than the election of directors, to come before the Meeting.

     The expense of proxy solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited by telephone, telecopy, telegram or in person.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following information is furnished with respect to each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, each director of the Company, each executive officer of the Company and all directors and executive officers as a group. The information is furnished as of February 9, 1996.

                      NAME AND ADDRESS OF               AMOUNT AND NATURE OF     PERCENT OF
                       BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)     CLASS
          -------------------------------------------  -----------------------   ----------
          Ivaco Inc.(2)..............................         2,018,650(3)          49.77%
          Place Mercantile
          770 rue Sherbrooke ouest
          Montreal, Quebec, Canada H3A 1G1
          Donald F. Gunning..........................               150                 *
          A. William Hager...........................               500                 *
          J. W. Hebenstreit..........................            10,000                 *
          E. Lawrence Keyes, Jr. ....................               150                 *
          Michael H. Lane............................            10,600                 *
          John B. McKinney...........................            40,000                 *
          H. Bruce Nethington........................             1,000                 *
          Robert H. Quenon...........................               300                 *
          Lawrence K. Roos...........................             3,000                 *
          Larry J. Schnurbusch.......................             7,730                 *
          Edwin J. Spiegel, Jr. .....................               350                 *
          Lester Varn, Jr. ..........................               300                 *
          George H. Walker III.......................             2,000(4)              *
          All Directors and Executive Officers as a
            Group (13 persons).......................            76,080              1.88%

- ---------------
 * Represents less than one percent of the outstanding Common Stock of the Company.

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power. Unless otherwise indicated, each holder has sole voting and investment power over the shares reported.

(2) In an agreement reached in 1991 (the "1991 Agreement"), the Company and Ivaco Inc. agreed that the Company would take the necessary action to cause four designees of Ivaco Inc. to be seated on the Company's nine-member Board of Directors.

(3) Based upon Schedule 13D forms dated January 22, 1993 and September 28, 1993 filed by Ivaco Inc.

(4) Includes 1,000 shares of Common Stock owned by Mr. Walker's wife. Mr. Walker disclaims beneficial ownership of such shares.

           ITEM 1. ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT
                      TO DIRECTORS AND EXECUTIVE OFFICERS.

     The first Item to be acted on at the Meeting is the election of nine (9) directors to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

     Each properly executed, unrevoked proxy that is timely received by the Company will be voted at the Meeting "FOR" the election of the nine (9) nominees listed below equally or in such other proportions as the proxies shall deem appropriate, subject to any specific voting instructions received from any stockholder by proxy to exercise his cumulative voting rights in a particular way, including the withholding of authority to vote "FOR" any one or more of the nominees. The nominees are Donald F. Gunning, A. William Hager, E. Lawrence Keyes, Jr., John B. McKinney, Robert H. Quenon, Lawrence K. Roos, Edwin J. Spiegel, Jr., Lester Varn, Jr., and George H. Walker III, all of whom are currently directors of the Company.

     If any of the nominees should decline or be unable to act as a director, it is intended that the proxies will be voted "FOR" a successor nominee designated by the Board. All of the nominees have indicated a willingness to serve and the Board has no reason to believe that any of the nominees will decline or be unable to serve, if elected.

     The following information is provided with respect to each nominee for director:

                             NOMINEES FOR DIRECTOR

                                                                                   SERVED AS
                 NAME, AGE, OTHER POSITIONS WITH THE COMPANY,                      A DIRECTOR
          PRINCIPAL OCCUPATION AND DIRECTORSHIPS OF OTHER COMPANIES                  SINCE
- ------------------------------------------------------------------------------   --------------
Donald F. Gunning, 60.........................................................        1981(1)
  Consultant, Steel and Industrial Mineral Industries (1993 to date);
  President, International Marble and Stone Co. Ltd. (producer of industrial minerals) (1985 to 1993)
A. William Hager, 71..........................................................        1991
  Chairman of the Board, C. Hager & Sons Hinge Manufacturing Company
  (manufacturer of hinges and builders' hardware) (1978 to date); Director of
  Boatmen's Trust Company
E. Lawrence Keyes, Jr., 66....................................................        1988(1)
  President, Fortune Group Consulting, Inc. (November 1992 to date);
  Consultant, Emerson Electric Co. (manufacturer of electrical products)
  (October 1986 to September 1993); President of Emerson Electric Co. (October
  1977 through September 1986); Director of Equitable Resources, Inc.
John B. McKinney, 63..........................................................        1981
  President and Chief Executive Officer of the Company (January 1983 to date);
  Director of Boatmen's Trust Company and The Automobile Club of Missouri
Robert H. Quenon, 67..........................................................        1992
  Mining Consultant (1991 to date); Chairman of the Board, Federal Reserve
  Bank of St. Louis (1993 to 1995); Chairman (1990 to 1991) and President and
  Chief Executive Officer (1983 to 1990) of Peabody Holding Company, Inc.
  (coal mining and sales); Director of Union Electric Company and Newmont Gold
  Co.

                                                                                   SERVED AS
                 NAME, AGE, OTHER POSITIONS WITH THE COMPANY,                      A DIRECTOR
          PRINCIPAL OCCUPATION AND DIRECTORSHIPS OF OTHER COMPANIES                  SINCE
- ------------------------------------------------------------------------------   --------------
Lawrence K. Roos, 78..........................................................        1984(1)
  Interim Chancellor, St. Louis Community College (December 1990 to December
  1991); Formerly, President, Federal Reserve Bank of St. Louis (March 1976
  through January 1983); Advisory Director of Boatmen's Trust Company;
  Director of Trans World Airlines, Inc.
Edwin J. Spiegel, Jr., 75.....................................................        1977
  Consultant, Jefferson Smurfit Corporation (producer of paperboard packaging)
  (January 1982 to date)
Lester Varn, Jr., 71..........................................................        1984(1)
  President, Varn Investment Company and Affiliates (management of securities, real estate, timberland and forest products manufacturing) (1973 to date);
  Advisory Director of First Union National Bank of Florida, Jacksonville,
  Florida; and Director of Production Operations Corp., Houston, Texas
George H. Walker III, 64......................................................        1990
  Chairman of the Board, Stifel Financial Corp. (investment banking firm) and its principal subsidiary Stifel, Nicolaus & Company, Incorporated (stock brokerage firm) (1979 to date); Director of Laidlaw Corp. and EAC
  Corporation

- ---------------
(1) Messrs. Gunning, Keyes, Roos and Varn will serve on the Board as designees of Ivaco Inc. pursuant to the provisions of the 1991 Agreement (this Agreement is described in Note 2 to the table entitled "Beneficial Ownership of the Company's Common Stock").

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING NOMINEES

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board met four times during 1995. All of the incumbent directors attended 75% or more of the total meetings of the Board and all committees on which they serve. Directors who are not otherwise employed by the Company receive a $1,250 monthly retainer and a per diem fee of $1,250, plus expenses, for Board or committee meetings attended. The members and functions of the Audit Committee, Compensation Committee and Nominating Committee of the Board are as follows:

     The Audit Committee. The Audit Committee, which met two times in 1995, is comprised of the following members: Donald F. Gunning, Chairman, A. William Hager, E. Lawrence Keyes, Jr., Robert H. Quenon, Lawrence K. Roos, Edwin J. Spiegel, Jr., Lester Varn, Jr. and George H. Walker III. The functions of the Audit Committee are to: nominate the independent auditors of the Company for appointment by the Board; arrange for and review the Company's annual audit; approve professional services performed by the independent auditors and determine that such services do not impair the independence of the auditors; review and ratify auditors' fees; review the scope and results of internal audit control policies and procedures; and review the adequacy of the Company's system of internal controls.

     The Compensation Committee. The Compensation Committee, which met two times in 1995, is comprised of the following members: Edwin J. Spiegel, Jr., Chairman, Donald F. Gunning and George H.

Walker III. Its function is to study and make recommendations to the Board with respect to compensation of directors and officers of the Company.

     The Nominating Committee. The Nominating Committee met once during 1995. On January 31, 1996, the Nominating Committee recommended to the Board the nine nominees for director. The Nominating Committee is comprised of all directors who are not employees or former employees of the Company with Edwin J. Spiegel, Jr. serving as Chairman and Donald F. Gunning, A. William Hager, E. Lawrence Keyes, Jr., Robert H. Quenon, Lawrence K. Roos, Lester Varn, Jr. and George H. Walker III serving as the other Committee members. Its responsibilities include the selection of potential candidates for directorships, the recommendation of such candidates to the Board for nomination, and the nomination of persons to fill vacant directorships. The Committee will consider stockholders' recommendations of nominees for directorships which are accompanied by the consent of each recommended nominee to act as director. Written recommendations, with the necessary consents, should be sent to Nominating Committee, c/o Michael
H. Lane, Corporate Secretary, Laclede Steel Company, One Metropolitan Square, St. Louis, Missouri 63102.

                               EXECUTIVE OFFICERS

     The following persons are the executive officers of the Company:

     John B. McKinney (age 63) has served as President and Chief Executive Officer of the Company since 1983.

     Michael H. Lane (age 53) has served as Vice President -- Finance, Treasurer and Secretary of the Company since 1983.

     J. William Hebenstreit (age 50) has served as Vice President -- Operations of the Company since 1983.

     Larry J. Schnurbusch (age 49) has served as Vice President -- Administration since April 1993. Prior to that time, Mr. Schnurbusch served as Director of Corporate Administration.

     H. Bruce Nethington (age 54) has served as Vice President -- Human Resources since April 1993. From January 1, 1990 to April 12, 1993, Mr. Nethington served as Director -- Industrial Relations. Prior to that time, he served as Director -- Human Resources.

     All of the executive officers of the Company were elected for terms expiring at the Directors meeting immediately following the annual meeting of stockholders in 1996 or until their successors have been duly elected and qualified, or until earlier removed by action of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table presents summary information concerning compensation for services rendered to the Company during each of the last three fiscal years by those persons who at December 31, 1995 were the Chief Executive Officer and the other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION
                                                   -------------------------------------
                                                                            OTHER ANNUAL     ALL OTHER
                NAME AND                                         BONUS      COMPENSATION    COMPENSATION
           PRINCIPAL POSITION              YEAR    SALARY($)     ($)(1)        ($)(2)          ($)(3)
- ----------------------------------------   ----    ---------    --------    ------------    ------------
John B. McKinney........................   1995    $ 364,500    $  --         $562,528        $ 36,848
President and Chief                        1994      339,372     277,020       168,431          44,076
Executive Officer                          1993      309,246     198,600       121,958          29,519
J. W. Hebenstreit.......................   1995    $ 243,504    $  --         $312,005        $ 12,915
Vice President --                          1994      226,629     138,797        66,185          24,125
Operations                                 1993      206,502      99,450        81,164          15,761
Michael H. Lane.........................   1995    $ 243,504    $  --         $339,222        $ 14,964
Vice President --                          1994      226,629     138,797       129,254          26,293
Finance, Treasurer                         1993      206,502      99,450        83,595          17,167
and Secretary
Larry J. Schnurbusch....................   1995    $ 178,008    $  --         $125,771        $  6,943
Vice President --                          1994      165,813      94,700        48,408          15,044
Administration                             1993      140,134      60,374        --               7,743
H. Bruce Nethington.....................   1995    $ 167,508    $  --         $145,307        $  8,921
Vice President --                          1994      156,024      89,114        45,703          17,347
Human Resources                            1993      117,789      51,323        --               7,228
- --------------------------------------------------------------------------------------------------------

- ---------------
(1) The amounts represent annual bonuses earned under the Company's Discretionary Incentive Compensation Plan. No bonuses were earned under the Plan for 1995.

(2) Amounts reported as Other Annual Compensation consist primarily of income tax payments related to Company contributions to the Key Employee Retirement Plan. Such contributions represent taxable income to Plan participants and, under the terms of the Plan, the Company is obligated to reimburse participants for the payment of such taxes. Certain perquisites which the executive officers received in 1993, 1994 and 1995, the aggregate amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus, are not included in Other Annual Compensation.

(3) The amounts shown for 1995 represent life insurance premiums paid by the Company on behalf of the executive officers.

     The Company did not grant any stock appreciation rights or stock options in 1995. The following table presents certain information concerning stock appreciation rights exercised by the Company's executive officers during 1995:

                  AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END SAR VALUES

                                                                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                       SARS AT FISCAL           IN-THE-MONEY SARS AT
                           NUMBER OF                                     YEAR-END(#)            FISCAL YEAR-END($)(2)
                       SHARES UNDERLYING                          -------------------------   -------------------------
         NAME          SARS EXERCISED(#)   VALUE REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ---------------------- -----------------   --------------------   -------------------------   -------------------------
John B. McKinney......        --                    --                    7,500/--                     --/--
J. W. Hebenstreit.....        --                    --                    2,000/--                     --/--
Michael H. Lane.......        --                    --                    2,000/--                     --/--
Larry J.
  Schnurbusch.........        --                    --                    9,900/--                     --/--
H. Bruce Nethington...        --                    --                    1,500/--                     --/--

- ---------------
(1) Cash payments received equal to the number of shares subject to the SAR times the difference between the closing price of the Company's Common Stock on the last trading day preceding the date of exercise and the base price. The base price equals the closing price of the Company's Common Stock on the last trading day preceding the date of grant.

(2) Based on the closing price of the Company's Common Stock on December 31, 1995.

                                 BENEFIT PLANS

     The Company maintains the Laclede Salaried Employees' Pension Plan (the "Pension Plan"), a defined benefit plan which provides a monthly pension to salaried employees of the Company (excluding employees covered by a collective bargaining agreement) who retire or terminate with vested rights in accordance with the provisions of the Pension Plan. Benefits are based upon years of credited service and covered compensation, offset by the participant's Primary Insurance Amount under the Federal Social Security Act. The Company also maintains the Key Employee Retirement Plan (the "Supplement Plan"), the purpose of which is to provide additional retirement income to certain key employees of the Company, including certain of the executive officers. Under the Supplement Plan, as amended, the eligible employees are guaranteed that the total amount received by them each year during retirement from the Pension Plan, Federal Social Security and the Supplement Plan will be equal to 60% of the average of their highest aggregate three consecutive calendar year salary and bonus during their last 10 years of employment with the Company ("Salary Level"), assuming retirement at age 60. The Plan was amended in May 1995 to provide for retirement benefits equal to 70% of the applicable Salary Level, assuming retirement at age
60. If the employee retires prior to age 60, the applicable percentage of the Salary Level will be reduced 2.5% for each year of retirement age below age 60.

     The estimated aggregate annual benefits payable pursuant to the Pension Plan, the Supplement Plan and Federal Social Security at various assumed salary levels and retirement ages are summarized as follows:

                                                       ESTIMATED ANNUAL RETIREMENT
                                                  BENEFIT AT THE RESPECTIVE AGES LISTED
                                       -----------------------------------------------------------
           SALARY LEVEL*                  50               53               56               60
- ------------------------------------   --------         --------         --------         --------
175,000.............................   $ 91,875         $101,063         $110,250         $122,500
225,000.............................   $118,125         $129,938         $141,750         $157,500
275,000.............................   $144,375         $158,813         $173,250         $192,500
325,000.............................   $170,625         $187,688         $204,750         $227,500
375,000.............................   $196,875         $216,563         $236,250         $262,500
425,000.............................   $223,125         $245,438         $267,750         $297,500
475,000.............................   $249,375         $274,313         $299,250         $332,500
525,000.............................   $275,625         $303,188         $330,750         $367,500
575,000.............................   $301,875         $332,063         $362,250         $402,500
625,000.............................   $328,125         $360,938         $393,750         $437,500
675,000.............................   $354,375         $389,813         $425,250         $472,500

- ---------------
* Salary level assumes the average of the highest aggregate three consecutive calendar year earnings for eligible executive officers during the last ten years of their employment.

     Messrs. McKinney, Hebenstreit, Lane, Schnurbusch and Nethington have accumulated 39, 28, 23, 27 and 28 credited years of service, respectively. The current salary level for each of the eligible executive officers in the Supplement Plan is: Mr. McKinney, $547,243; Mr. Hebenstreit, $326,193; Mr. Lane, $326,193; Mr. Schnurbusch, $221,627; and Mr. Nethington, $193,919.

     The Company also maintains the Laclede Steel Company Salaried Employees' Profit Sharing Plan (the "Profit Sharing Plan") for the purposes of encouraging eligible employees to develop initiative and productivity and providing the employees with additional retirement benefits. The Profit Sharing Plan is intended to qualify as a cash deferred compensation arrangement under Section 401(k) of the Internal Revenue Code. Salaried employees of the Company are eligible to participate in the Profit Sharing Plan.

                           COMPENSATION OF DIRECTORS

     Directors who are not otherwise employed by the Company receive a $1,250 monthly retainer and a per diem fee of $1,250, plus expenses, for Board or committee meetings attended.

                              EMPLOYMENT CONTRACTS

     Messrs. McKinney, Hebenstreit, Lane, Schnurbusch and Nethington each has an employment agreement with the Company (the "Employment Agreements"). Effective October 17, 1994, Mr. McKinney's Employment Agreement provides for a minimum salary of $364,500 for his services as President and Chief Executive Officer, while the Employment Agreements of Messrs. Hebenstreit and Lane provide for a minimum salary of $243,500 for their services, respectively, as Vice President
- -- Operations and Vice President -- Finance, Treasurer and Secretary. Also effective October 17, 1994, Mr. Schnurbusch's Employment Agreement provides for a minimum salary of $178,000 for his services as Vice President -- Administration and Mr. Nethington's Employment Agreement provides for a minimum salary of $167,500 for his services as Vice President -- Human Resources. The Employment Agreements continue through August 2, 1999. The Employment Agreements also provide that, in the event of a change of control of the Company, Messrs. McKinney, Hebenstreit and Lane (the "Senior Officers"), upon their respective termination of employment if occurring within the time period set forth below, will be entitled to receive lump sum payments equal to the lesser of $2,900,000, $1,400,000 and $1,400,000, respectively, or one dollar less than 300% of the average earnings (as determined by the respective officer's W-2 form) for the five consecutive calendar years preceding the change of control. If a Senior Officer is terminated by the Company at any time within two years following the occurrence of a change of control, the officer will be entitled to receive the change of control amount. If a Senior Officer terminates his employment with the Company within the eighteen-month period beginning six months after the occurrence of a change of control, he will also be entitled to the change of control amount. However, no payment will be made if a Senior Officer voluntarily terminates his employment without Good Reason as defined in the Employment Agreements within six months after a change of control. The Employment Agreements of Messrs. Schnurbusch and Nethington provide for lump sum payments equal to the lesser of $550,000 and $350,000 respectively, or one dollar less than 300% of the average earnings (as determined by the respective officer's W-2 form) for the five consecutive years preceding the change of control, in the event of a change of control followed by a termination of their employment by the Company within the succeeding two years or by their termination of employment for Good Reason. "Change of control" is defined as (a) the acquisition after the date of the Employment Agreements of at least 25% of the voting securities of the Company by any person, (b) the replacement of at least one third of the members of the Board of Directors by persons not nominated by the Board, (c) the receipt of proxies by stockholders representing at least 40% of the voting securities voting against the slate nominated by the Board of Directors, or (d) certain mergers, consolidations or sales of the Company's assets.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program, which has been developed and implemented by management under the supervision of the Committee to seek to enhance the profitability and long-term viability of the Company. The executive compensation program combines an annual salary with various incentive opportunities designed to align the financial interests of the Company's executive officers with those of its stockholders. The Committee has consistently maintained the Company's philosophy that the compensation of executive officers should be directly and materially linked to the Company's operating performance, taking into account conditions in the steel industry and the economy as a whole, as well as individual performance. The executive incentive compensation plan was originally adopted in 1981, and its basic structure is based on the recommendations of an independent management consulting firm.

     To achieve the result recommended by the independent study, as well as to recognize that executives do not have a significant opportunity to benefit from increases in the value of Company stock, executive compensation is weighted towards bonuses paid on the basis of the Company's financial performance. Historically, in years in which the Company has had above average success in relation to the steel industry, the executive officers have been awarded higher bonuses. In less profitable years, executive officers' pay has been negatively impacted. In 1995, for example, because the Company did not achieve the financial performance goals, no incentive compensation awards were made to executive officers.

     In evaluating the performance and setting the annual compensation for 1995 of the Company's Chief Executive Officer, as well as the other executive officers, the Committee considered productivity gains which contributed to improving financial performance during the course of 1994, as well as the continued progress of the Company's restructuring program. The Committee continues to believe that senior management of the Company is dedicated to achieving improvements in long-term financial performance and that the compensation programs the Committee has implemented and administered are contributing to the achievement of this goal.

     Compensation for each of the executive officers is comprised of a base salary and both annual and, to a lesser extent, long-term incentive compensation. Based on the Committee's review in 1994 of an independent compensation survey, the Committee believes the salary and incentive compensation established for each of the executive officers is competitive with that paid to senior managers with comparable qualifications, experience and responsibilities. The survey used to review compensation included 231 manufacturing companies in 13 manufacturing subcategories, including steel.

     The annual salary level for each executive officer, including the Chief Executive Officer, is reviewed and approved by the Committee in each fiscal year. In its 1994 review, the Committee compared the Company's executive salaries with those of survey companies with sales volume similar to the Company's. Salary increases are also based on the Committee's judgments as to the past and expected future contributions of the individual senior executives, including perception of performance and level of responsibility assumed. The Committee's performance judgments are subjective and are not based on specific criteria. Because the salaries of Mr. McKinney and the other executive officers were reviewed and adjusted in late 1994, the Committee determined that salaries for 1995 would remain at the same level.

     Annual incentive compensation for executive officers is closely tied to the Company's success in achieving specific financial and non-financial performance goals as determined each year by the Committee. After the end of each year and completion of the audit of the Company's financial statements for that year, the Committee approves payment from the annual incentive fund under the Company's Discretionary Incentive Compensation Plan. The Committee then reviews with the Chief Executive Officer management's recommendation for any awards from the incentive fund to the executive officers and determines the amount of the specific award, if any, to each executive officer. The Committee takes into account not only the Company's financial performance, but also strategic goals and other criteria that are essential components of evaluating management performance. Company performance is measured by earnings before income taxes as a percent of sales (as adjusted for items which are not considered to reflect current operating results, if applicable). The specific strategic goals are not included herein because the Committee believes they represent confidential business information, the disclosure of which could adversely affect the Company. Because the Company did not meet the financial performance goals for 1995, no bonuses were awarded to Mr. McKinney or the other executive officers for 1995.

     Cash bonus awards under the Discretionary Incentive Compensation Plan have represented the primary means of incentive compensation for executive officers in recent years. The Company does not maintain a stock option plan and its Stock Bonus Plan has not been in effect since 1991. In addition, although the Company's Stock Appreciation Rights Plan has been in place since 1989, few stock appreciation rights are currently available for grant under the Plan and none were granted in 1993, 1994 or 1995.

     The Board approved the executive officer compensation recommended by the Committee for 1995.

     As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, a limit was created for the deductibility of compensation paid to executive officers. The Company's Key Employee Retirement Plan (the "Supplement Plan"), first put into place by the Board prior to the adoption of Section 162(m), requires payments which may be includable in determining compensation for the purposes of Section 162(m). The Supplement Plan is amended from time to time in order to ensure that total pension benefits of the Company's key employees are consistent with retirement benefits in the industry. Should the Supplement Plan cause compensation of any key employee, calculated pursuant to
Section 162(m), to exceed the deductible limit, the Board of Directors intends to honor the Company's contractual obligations to fund such Plan. The Board does not expect any such non-deductible amount to have any material effect on taxes owed by the Company.

                                          COMPENSATION COMMITTEE

                                          Edwin J. Spiegel, Jr., Chairman
                                          Donald F. Gunning
                                          George H. Walker III

     The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee was comprised of the following members during 1995: Edwin J. Spiegel, Jr., Chairman, Donald F. Gunning and George H. Walker
III. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Russell 2000 Index and Standard & Poor's Steel Index. The indices are included for comparison purposes only and do not necessarily reflect management's opinion that such indices are appropriate measures of the relative performance of the Company's Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company's Common Stock.

     The performance graph shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

      Measurement Period                          S & P Steel    Laclede Steel
    (Fiscal Year Covered)        Russell 2000        Index          Company
1990                                       100             100             100
1991                                       144             121             108
1992                                       167             156             203
1993                                       196             204             183
1994                                       189             196             123
1995                                       239             180              94

Assumes $100 invested on December 31, 1990 in Laclede Steel Company Common Stock, the Russell 2000 Index and the Standard & Poor's Steel Index.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP were the independent auditors for the Company for the year ended December 31, 1995. The Board of Directors has again selected that firm as auditors for the year ending December 31, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     If stockholder proposals are to be considered for inclusion in the Company's proxy statement for a forthcoming meeting of the Company's stockholders, such proposals must be submitted on a timely basis and the proposals and proponents thereof otherwise must meet the requirements established by the Securities and Exchange Commission for stockholder proposals. Proposals for the 1997 annual stockholders' meeting will not be deemed to be timely submitted unless they are received by the Company at its principal executive office no later than December 6, 1996. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

                                    GENERAL

     It is not anticipated that any business other than as above specified will be presented at the Meeting. However, if other matters should properly come before the Meeting, the accompanying proxy will be voted in respect thereof with discretionary authority.

                                          By order of the Board of Directors.

                                          MICHAEL H. LANE
                                          Secretary

April 5, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          [Reverse Side of Proxy Card]

       PROXY                LACLEDE STEEL COMPANY

                  ANNUAL MEETING OF STOCKHOLDERS MAY 22, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints John B. McKinney, Michael H. Lane and Frank P. Wolff, Jr., and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Laclede Steel Company, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Metropolitan Square Building, 40th Floor, 211 North Broadway, St. Louis, Missouri, on Wednesday, May 22, 1996, at 9:00 a.m., Central Daylight Time, and at any adjournments thereof, with all powers the undersigned would possess if personally present.

           1. Election of Directors:

          / / FOR all nominees listed below (except as indicated to the contrary below)

          / / WITHHOLD AUTHORITY to vote for all nominees listed below

                    NOMINEES FOR DIRECTOR:      Donald F. Gunning          John B. McKinney           Edwin J. Spiegel, Jr.
                                                A. William Hager           Robert H. Quenon           Lester Varn, Jr.
                                                E. Lawrence Keyes, Jr.     Lawrence K. Roos           George H. Walker, III

         (Instruction: To withhold authority to vote for an individual nominee,
            write that nominee's name on the space provided below.)

       ------------------------------------------------------------------

       ------------------------------------------------------------------

        NOTE: Stockholders have cumulative voting rights with respect to the election of directors. This means that each stockholder is entitled to as many votes as equal the number of shares of common stock of the Company owned by such stockholder multiplied by the number of directors to be elected (nine). All such votes may be cast for a single nominee or may be distributed among two or more nominees. Unless contrary instructions are given, if you vote "FOR" all nominees, the proxies will allocate your votes, in their discretion, among the nominees listed above; if you withhold authority to vote for any nominees the proxies will allocate your votes, in their discretion, among the nominees listed above except those for whom you withhold authority to vote.

           2. The proxies shall vote, in their discretion, on other matters as may properly come before the Meeting.

       THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

               --------------------------------------------------

       IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE
       CHECK THIS BOX / /   Signature                        Date        , 1996
                                     -----------------------     --------
                            Signature                        Date        , 1996
                                     -----------------------     --------

                            Please sign name or names exactly
                            as printed hereon. If signing as a
                            representative, please include
                            capacity.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.